Exhibit 23

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 333-106221, 333-91444 and 333-64030 of Delphi Corporation on Form S-8 of our report dated June 16, 2003, appearing in this Annual Report on Form 11-K of Delphi Mechatronic Systems Savings — Stock Purchase Program for the year ended December 31, 2002.

/s/ Deloitte & Touche LLP

Detroit, Michigan
June 26, 2003

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